Exhibit 10.15

University d'Ottawa	University of Ottawa

January 28, 2022

Cellular Bioengineering, Inc.
1946 Young St, Ste 288
Honolulu, HI

U.S.A. 96826

Dear Anthony Lee,

We acknowledge the receipt of your letter dated January 18, 2022, informing the University of Ottawa that Cellular Bioengineering, Inc. has been acquired by and the license assigned to, Novokera LLC.

As the assignee of the license, Novokera LLC now assumes all of the rights and obligations of the License Agreement dated October 19, 2007.

Should you have any questions or concerns with respect to this matter, please do not hesitate to contact me.

Sincerely,

/s/ Nicola Urbani

Nicola Urbani

Director, ISS-OVPRI
nurbani@uottawa.ca